UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2017
SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2017, Thomas E. Panther became Senior Vice President and Director of Total Rewards. Previously, Mr. Panther served as Director of Corporate Finance and Controller, including serving as SunTrust's Principal Accounting Officer. His compensation will not change in connection with his new responsibilities.

Also effective May 16, 2017, R. Ryan Richards, age 40, will become Senior Vice President and Corporate Controller, including serving as SunTrust's Principal Accounting Officer. Since 2014, Mr. Richards has served as Chief Accounting Officer and Assistant Controller. Prior to joining SunTrust, Mr. Richards worked at the Basel Committee on Banking Supervision at the Bank for International Settlements in Basel, Switzerland from 2012 to 2014. From 2009 to 2012, he worked at the Federal Reserve Board, Division of Banking Supervision and Regulation. SunTrust will increase Mr. Richards' base salary 10% in connection with his additional responsibilities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	May 19, 2017	By: /s/ David A. Wisniewski
David A. Wisniewski,
Senior Vice President and Deputy General Counsel